UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2025

LIBERTY LATIN AMERICA LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-38335	98-1386359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)
Clarendon House,
2 Church Street,
Hamilton HM 11, Bermuda
(Address of Principal Executive Office)
(303) 925-6000
(Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Class A Shares, par value $0.01 per share	LILA	The NASDAQ Stock Market LLC
Class C Shares, par value $0.01 per share	LILAK	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a
Registrant.

On February 6, 2025, C&W Senior Finance Limited (“CWSFL”) entered into a purchase agreement (the “Purchase Agreement”) with, among others, J.P. Morgan Securities LLC, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), pursuant to which CWSFL agreed to sell, subject to the terms and conditions set forth therein, $755.0 million aggregate principal amount of its 9.000% senior notes due 2033 (the “Notes”), at an issue price of 100.000%, to the Initial Purchasers in a private offering in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended.

The Notes were issued on February 11, 2025 (the “Issue Date”) under an indenture, dated the Issue Date (the “Indenture”) between, among others, CWSFL and The Bank of New York Mellon, London Branch, as trustee and security trustee.

The proceeds from the offering of the Notes are expected to be used to refinance CWSFL’s 6.875% senior notes due 2027, in full, and to pay any related fees, premiums and expenses in connection with the foregoing.

The Notes will mature on January 15, 2033. Interest on the Notes will be payable semi-annually on each January 15 and July 15, commencing on July 15, 2025. The Notes may be redeemed, in whole or in part, at any time prior to January 15, 2028, at a price equal to 100.000% of the principal amount of the Notes redeemed plus accrued and unpaid interest to (but excluding) the redemption date and a “make whole” premium, as described in the Indenture. The Notes may be redeemed, in whole or in part, at any time on or after January 15, 2028 at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest and additional amounts, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve month period commencing on January 15 of the years set out below:

Year	Redemption Price
2028	104.500%
2029	102.250%
2030 and thereafter	100.000%

In addition, at any time, or from time to time, prior to January 15, 2028, CWSFL may redeem up to 40% of the aggregate principal amount of the Notes with the net proceeds of one or more specified equity offerings at a redemption price of 109.000%.

The Notes will be guaranteed on a senior basis by Cable & Wireless Limited (the “Parent Guarantor”) and will be the senior obligations of CWSFL and the Parent Guarantor. Within 60 business days of the Issue Date, the Notes will be secured by an equitable share mortgage over the capital stock of CWSFL.

The above mentioned descriptions of the Notes and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Indenture, a copy of which will be filed with Liberty Latin America Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2024.

Item 9.01    Financial Statements and Exhibits

(d)        Exhibits.

Exhibit No.	Exhibit Name

101.SCH	XBRL Inline Taxonomy Extension Schema Document.
101.DEF	XBRL Inline Taxonomy Extension Definition Linkbase.
101.LAB	XBRL Inline Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Inline Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File.* (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY LATIN AMERICA LTD.

By:	/s/ John M. Winter
John M. Winter
Senior Vice President, Chief Legal Officer & Secretary

Date: February 18, 2025